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Exhibit 23.2

CAWLEY, GILLESPIE & ASSOCIATES, INC.
PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE,	306 WEST SEVENTH STREET, SUITE 302 FORT	1000 LOUISIANA STREET,
SUITE 100	WORTH, TEXAS 76102-4987	SUITE 625
AUSTIN, TEXAS 78729-1707	817- 336-2461	HOUSTON, TEXAS 77002-
512-249-7000		5008
	www.cgaus.com	713-651-9944

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the reference of our firm and to the use of the oil and gas reserve information based on the reserve report dated February 7, 2014 in the Athlon Energy Inc. Annual Report on Form 10-K for the year ended December 31, 2013 to be filed with the U.S. Securities and Exchange Commission. We also consent to the inclusion of our report dated February 7, 2014 as an exhibit to the Form 10-K. We also consent to the incorporation by reference of this information into the Company's Registration Statements on Form S-8 (No. 333-190734).

Sincerely,
/s/ CAWLEY, GILLESPIE & ASSOCIATES, INC. Cawley, Gillespie & Associates, Inc. Texas Registered Engineering Firm F-693

March 7, 2014
Fort Worth, Texas

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  Exhibit 23.2
CAWLEY, GILLESPIE & ASSOCIATES, INC. PETROLEUM CONSULTANTS
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS